Randall N. Drake, C.P.A., P.A.

1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

October 19, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re:	WES Consulting, Inc.
File #:	333-141022
FEI #:	59-3581576

Ladies and Gentlemen:

We have read the statements by WES Consulting, Inc. included under Item 4.01 of its Report on Form 8-K dated October 19, 2009, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between WES Consulting, Inc. and Randall N. Drake, CPA, PA has ceased.

Very truly yours,

/s/ Randall N. Drake, CPA PA

Randall N. Drake, CPA, PA